STATE STREET BANK AND TRUST COMPANY
                                Custodian Fee Schedule
                          NEUBERGER AND BERMAN FUND COMPLEX


     Equity Managers Trust:
     ---------------------
     .    Neuberger and Berman Focus Portfolio
     .    Neuberger and Berman Genesis Portfolio
     .    Neuberger and Berman Guardian Portfolio
     .    Neuberger and Berman Manhattan Portfolio
     .    Neuberger and Berman Partners Portfolio
     .    Neuberger and Berman Socially Responsive Portfolio

     Income Managers Trust:
     ---------------------
     .    Neuberger and Berman Cash Reserves Portfolio
     .    Neuberger and Berman Government Money Portfolio
     .    Neuberger and Berman Limited Maturity Bond Portfolio
     .    Neuberger and Berman Municipal Money Portfolio
     .    Neuberger and Berman Municipal Securities Portfolio
     .    Neuberger and Berman New York Insured Intermediate Portfolio.
     .    Neuberger and Berman Ultra Short Bond

     Advisers Managers Trust:
     -----------------------
     .    AMT Balanced Investments
     .    AMT Government Income Investments
     .    AMT Growth Investments
     .    AMT International Investments
     .    AMT Limited Maturity Bond Investments
     .    AMT Liquid Asset Investments
     .    AMT Partners Investments


       -----------------------------------------------------------------------
       I.      ADMINISTRATION
       -----------------------------------------------------------------------

             Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.

             The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
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                              ANNUAL FEES PER PORTFOLIO

                                                      Custody, Portfolio
           Fund Net Assets                            and Fund Accounting
           ---------------                            -------------------
             $0 - $  20 million                              .075%
             $20 - $100 million                              .037%
            $100 - $200 million                              .028%
            $200 - $500 million                              .014%
            Over   $500 million                              .013%

       -----------------------------------------------------------------------
       II.     GLOBAL CUSTODY
       -----------------------------------------------------------------------

             These fees are divided into two categories: Transaction Charges and Holdings Charges which are calculated based on the following country groups:

             A.  Country Grouping
                 ----------------

        Group A        Group B          Group C         Group D         Group E           Group F
        -------        -------          -------         -------         -------           -------
       USA         Austria          Australia        Denmark         Indonesia       Argentina
                   Canada           Belgium          Finland         Malaysia        Bangladesh

                   Euroclear        Hong Kong        France          Philippines     Brazil
                   Germany          Netherlands      Ireland         Portugal        Chile
                   Japan            New Zealand      Italy           So. Korea       China
                                    Singapore        Luxembourg      Spain           Columbia
                                    Switzerland      Mexico          Sri Lanka       Czech Republic
                                                     Norway          Sweden          Cyprus
                                                     Thailand        Taiwan          Greece
                                                     U.K.                            Hungary
                                                                                     India
                                                                                     Israel
                                                                                     Morocco
                                                                                     Pakistan
                                                                                     Peru

                                                                                     Poland
                                                                                     So. Africa
                                                                                     Turkey
                                                                                     Uruguay
                                                                                     Venezuela


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
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             B.  Transactions Charges
                 --------------------

              Group A             Group B      Group C       Group D      Group E       Group F
       State Street Bank            $25          $50           $60          $70           $150
       Repos or Euros - $7.00
       DTC or Fed Book
       Entry - $12.00

       All Other - $25.00


             C.  Holdings Charges
                 ----------------

           Group A         Group B       Group C        Group D        Group E        Group F
             1.5             5.0           6.0            10.0          25.0           40.0

      ----------------------------------------------------------------------
      III.     Portfolio Trades - For Each Line Item Processed
      ----------------------------------------------------------------------
               State Street Bank Repos                              $ 7.00
               DTC of Fed Book Entry                                $12.00
               New York Physical Settlements                        $25.00
               Maturity Collection (NY Physical Items Only)         $ 8.00
               All Other Trades                                     $16.00

      ----------------------------------------------------------------------
      IV.      Options
      ----------------------------------------------------------------------

               Option charge for each option written or closing contract, per issue, per broker $25.00 Option expiration charge, per issue, per broker $15.00 Option exercised charge, per issue, per broker $15.00

      ----------------------------------------------------------------------
      V.       Lending of Securities
      ----------------------------------------------------------------------

               Deliver loaned securities versus cash collateral Deliver loaned securities versus securities collateral Receive/deliver additional cash collateral Substitutions of securities collateral Deliver cash collateral versus receipt of loaned securities


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
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               Deliver securities collateral versus receipt of loaned securities
               Loan administration mark-to-market per day, per loan

      ----------------------------------------------------------------------
      VI.      Interest Rate Futures
      ----------------------------------------------------------------------

               Transactions   no security movement                 $  8.00

      ----------------------------------------------------------------------
      VII.     Pricing Service
      ----------------------------------------------------------------------

               Monthly Quote Charge (based on average number of    $  6.00
               positions in portfolio)

      ----------------------------------------------------------------------
      VIII.    Holding Charge
      ----------------------------------------------------------------------

               For each issue maintained - monthly charge          $  5.00

      ----------------------------------------------------------------------
      IX.      Principal Reduction Payments
      ----------------------------------------------------------------------

               Per Paydown                                          $10.00

      ----------------------------------------------------------------------
      X.       Dividend/Interest Collection Charges
      ----------------------------------------------------------------------

               For items held at the request of traders over        $50.00
               record date in street form


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     Custodian Fee Schedule
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      ----------------------------------------------------------------------
      XI.      Spoke Configuration
      ----------------------------------------------------------------------

               Annual fee of $10,000 per each series in each Spoke Entity.

               Spoke Entities:
               --------------

               Neuberger  and Berman  Equity Funds  (except N & B  International
               Fund) Neuberger and Berman Equity Trust Neuberger and Berman Income Funds Neuberger and Berman Income Trust Neuberger and Berman Advisers Management Trust Neuberger and Berman Equity Assets




      ----------------------------------------------------------------------
      XII.     Special Service
      ----------------------------------------------------------------------
               Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.


      ----------------------------------------------------------------------
      XIII.    Out-of-Pocket Expenses
      ----------------------------------------------------------------------
               A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

               .       Wire charges relative to custodian
                       functions ($5.25 per wire in and $5.00
                       out)
               .       Postage and Insurance
               .       Courier Service
               .       Duplicating


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     Neuberger & Berman Fund Complex
     Custodian Fee Schedule
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               .       Legal fees in jointly agreed upon
                       situations
               .       Supplies related to fund records
               .       Rush transfer -- $8.00 each
               .       Transfer fees
               .       Sub-custodian charges
               .       Price Waterhouse audit letter
               .       Federal Reserve fee for return check
                       items over $2,500 - $4.25
               .       GNMA Transfer - $15 each


      ----------------------------------------------------------------------
      XIV.     Payment and Earnings Credit
      ----------------------------------------------------------------------
               The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

               An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.



     NEUBERGER & BERMAN FUND COMPLEX            STATE STREET BANK AND TRUST CO.

     By:       /s/ Michael J. Weiner            By:     /s/  K. Griffin
              --------------------------                -----------------------

     Title:   Vice President Neuberger
              & Berman Equity Funds             Title:  Vice President
              ------------------------                  -----------------------

     Date:            7-31-96                   Date:      July 31, 1996
              ------------------------                  -----------------------


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